UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.  Other Events.

Exchange Offer for Berry Plastics Corporation's 6.00% Second Priority Senior Secured Notes due 2022

On June 13, 2016, Berry Plastics Group, Inc. (the "Company") issued a press release announcing the expiration and results of Berry Plastics Corporation's, the Company's wholly owned subsidiary (the "Issuer"), offer to exchange $400 million aggregate principal amount of its registered 6.00% Second Priority Senior Secured Notes due 2022 for $400 million aggregate principal amount of its outstanding 6.00% Second Priority Senior Secured Notes due 2022.

The exchange offer expired at 5:00 p.m., New York City time, on June 13, 2016. On June 13, 2016 U.S. Bank National Association, the exchange agent for the exchange offer, advised that tenders with respect to 100% of the $400 million aggregate principal amount of the Issuer's outstanding 6.00% Second Priority Senior Secured Notes due 2022 were validly tendered and not withdrawn prior to the expiration of the exchange offer. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offer.  The exchange offer was conducted upon the terms and subject to the conditions set forth in the Issuer's prospectus dated May 12, 2016, and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  Press Release of Berry Plastics Group, Inc. dated June 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: June 13, 2016	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Chief Legal Officer